Exhibit 10.1

THIRD AMENDMENT TO FOURTH AMENDED AND
RESTATED LOAN AND SECURITY AGREEMENT

THIRD AMENDMENT, dated as of December 10, 2019, to the Fourth Amended and Restated Loan and Security Agreement, dated as of October 1, 2015, among HWC Wire & Cable Company (“Borrower Agent”), PFI, LLC (as successor by merger to Vertex Corporate Holdings, Inc. and Vertex-PFI, Inc.) (“PFI, LLC” and together with Borrower Agent, individually a “Borrower” and collectively “Borrowers”), Houston Wire & Cable Company (“Guarantor”), the lenders or lender named therein (“Lenders”) and Bank of America, N.A. (“Bank of America”), as agent for said Lenders (Bank of America, in such capacity, “Agent”).  Said Fourth Amended and Restated Loan and Security Agreement, as amended by that certain First Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of October 3, 2016, as amended by that certain Second Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of March 12, 2019, as hereby amended and modified by this Third Amendment to Fourth Amended and Restated Loan and Security Agreement and as may be further amended and modified from time to time, is hereinafter referred to as the “Loan Agreement.”  The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.

WHEREAS, Lenders, Agent and Borrowers desire to make certain amendments and modifications to the Loan Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

1.            Amended and Additional Definitions.  The definitions of “Letter of Credit Subline,” “Third Amendment”, “Third Amendment Effective Date”, and “Trigger Period” are hereby amended or inserted into Section 1.1 of the Loan Agreement in appropriate alphabetical order, as the case may be.

Letter of Credit Subline:  $5,000,000.

Third Amendment:  that certain Third Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of December 10, 2019 by and among the Agent, Lenders and Borrowers and consented to by Guarantor.

Third Amendment Effective Date:  as defined in Section 8 of the Third Amendment.

Trigger Period:  the period (a) commencing on the day that an Event of Default occurs, or Availability is less than the greater of $11,500,000 and ten percent (10%) of the Revolver Commitments at any time; and (b) continuing until, during the preceding 60 consecutive days, no Event of Default has existed and Availability has been greater than the greater of $11,500,000 and ten percent (10%) of the Revolver Commitments at all times; provided, however, that Trigger Periods shall not terminate more than twice within any Fiscal Year.

2.              Increase to Revolver Commitment.  Schedule 1.1 to the Loan Agreement is hereby deleted in its entirety and replaced with Schedule 1.1 attached hereto.

3.             Rates of Payment.  Section 2.1.7 is hereby deleted and the following is inserted in its place.

“2.1.7     Increase in Revolver Commitments.  Borrowers may request an increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing Revolver Commitments, except for a closing fee specified by Borrowers, (b) increases under this Section do not exceed $35,000,000 in the aggregate and no more than three (3) increases are made, and (c) no reduction in Commitments pursuant to Section 2.1.4 has occurred prior to the requested increase.  Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment.  Any Lender not responding within such period shall be deemed to have declined an increase.  If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments and become Lenders hereunder.  Agent may allocate, in its discretion, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees.  Provided the conditions set forth in Section 6.2 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers’ increase request.  Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments.  On the effective date of an increase, the Revolver Loans and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent if necessary, in accordance with Lenders’ adjusted shares of such Commitments.”

4.              Inspections; Appraisals.  Subsection 10.1.1(b) is hereby deleted and the following is inserted in its place

“(b)         Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to one time per Loan Year; and (ii) appraisals of Inventory up to one time per Loan Year; provided, however, that if during any Loan Year, Availability is less than the greater of $23,000,000 and twenty percent (20%) of Revolver Commitments then Borrowers shall reimburse Agent for all charges, cash and expenses of Agent in connection with one additional examination and one additional appraisal within such Loan Year; provided, however, that if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by Borrowers without regard to such limits.  Borrowers agree to pay Agent’s then standard charges for examination activities, including charges for Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.”

5.             Schedule 9.1.4 (Names and Capital Structure).  Schedule 9.1.4 to the Loan Agreement is hereby deleted in its entirety and replaced with Schedule 9.1.4 attached hereto.

6.             Fees.  In order to induce Agent and Lenders to enter into this Third Amendment, Borrowers agree to pay to Agent the closing fee set forth in that certain Amended and Restated Fee Letter as of even date herewith.

7.            Representations and Warranties.  Borrowers hereby reaffirm each of the warranties and representations contained in the Loan Agreement and the Loan Documents as if each such representation and warranty were made on the date hereof.  Further, Borrowers represent and warrant to Agent and Lenders that as of the date hereof, there are no existing and continuing Defaults or Events of Default

8.            Conditions Precedent.  This Third Amendment shall become effective upon satisfaction of each of the following conditions precedent:

(i)         Borrowers, Guarantor, Agent and Lenders shall have executed and delivered to each other this Third Amendment;

(ii)        Borrower shall have executed and delivered to Agent and Lenders a duly executed Amended and Restated Revolver Note and an Amended and Restated Fee Letter, each in form and substance acceptable to Agent;

(iii)       Each Borrower and Guarantor shall have delivered to Agent a Certificate of Secretary of such Borrower, together with true and correct copies of the Certificate of Incorporation and By-laws, or the Articles of Organization and Operating Agreement, of such Borrower, true and correct copies of the Resolutions of the Board of Directors or the Sole Manager of such Borrower authorizing or ratifying the execution, delivery, and performance of this Third Amendment, and the names of the officers of such Borrower authorized to sign this Third Amendment, together with a sample of the true signature of each such officer; and

(iv)       Each Borrower shall have paid to the Agent for the ratable benefit of Lenders the closing fee referred to in Section 6 of this Third Amendment.

The date on which each of such conditions precedent are satisfied or waived is hereinafter referred to as the Third Amendment Effective Date.

9.             Continuing Effect.  Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

10.           Governing Law.  This Third Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

11.           Counterparts.  This Third Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

IN WITNESS WHEREOF, this Third Amendment has been duly executed as of the first day written above.

HWC WIRE & CABLE COMPANY, as a Borrower

By:	/s/ Christopher Micklas
Name: Christopher Micklas Title: Chief Financial Officer, Treasurer and Secretary

PFI, LLC, as a Borrower

By:	/s/ James L. Pokluda III
Name: James L. Pokluda III Title: President and Chief Executive Officer

BANK OF AMERICA, N.A., as Agent and a Lender

By:	/s/ Ajay S. Jagsi
Name: Ajay S. Jagsi Title: Vice President

ACCEPTED AND AGREED
to this 10th day of December, 2019:

HOUSTON WIRE & CABLE COMPANY, as Guarantor

By:	/s/ James L. Pokluda III
Name: James L. Pokluda III Title: President and Chief Executive Officer

SCHEDULE 1.1
to
Fourth Amended and Restated Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment	Total Commitments

Bank of America, N.A.	$115,000,000	$115,000,000

SCHEDULE 9.1.4
to
Fourth Amended and Restated Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of each Borrower and Subsidiary are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares
HWC Wire & Cable Company	Delaware	Common: 1,000	100

PFI, LLC	Rhode Island	N/A	N/A

2.	The record holders of Equity Interests of each Borrower and Subsidiary are as follows:

Name	Class of Stock	Number of Shares	Record Owner
HWC Wire & Cable Company	Common	100	Houston Wire & Cable Company

PFI, LLC	N/A	Sole Member	HWC Wire & Cable Company

3.	All agreements binding on holders of Equity Interests of Borrowers and Subsidiaries with respect to such interests are as follows:

None

4.	In the five years preceding the Third Amendment Effective Date, neither any Borrower nor any Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

Effective December 28, 2016, PFI, LLC was the surviving entity in a merger of Vertex Corporate Holdings, Inc. and Vertex-PFI, Inc. into PFI, LLC